June 28, 1996

Unigene Laboratories, Inc.
110 Little Falls Road
Fairfield, NJ 07004

Gentlemen:

                  This opinion is being furnished to you in connection with an Amendment No. 1 to a Registration Statement on Form S-3, File No. 333-04557 (along with the original filing, the "Registration Statement") being filed today by Unigene Laboratories, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration for resale of up to 7,692,201 shares of the Company's common stock, par value $.01 per share (the "Common Stock").

                  This opinion is limited to (i) the 2,217,391 shares of Common Stock issuable by the Company to Nelson Partners upon the conversion of the Company's 9.5% Senior Secured Convertible Debentures due November 15, 1998 (the "Debentures") held by Nelson Partners, (ii) the 652,174 shares of Common Stock issuable by the Company to Olympus Securities, Ltd. upon the conversion of the Debentures held by Olympus Securities, Ltd., and (iii) the shares of Common Stock issuable by the Company to the persons or entities listed on Attachment A hereto (the "Warrant Holders"), equal in number to the number of shares set forth on Attachment A opposite the names of the respective Warrant Holders, upon the exercise of the Company's warrants, dated as of March 6, 1996 (the "Warrants"), held by such Warrant Holders.

                   For purposes of this opinion, we have examined a signed copy of the Registration Statement and the exhibits thereto, the Warrants, the Debentures, and the Amended and Restated Securities Purchase Agreement, dated as of March 6, 1996, among the Company, Nelson Partners and Olympus Securities, Ltd. We also have examined and relied upon a copy of the Company's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, and copies of the Company's By-Laws and certain resolutions adopted by the Board of Directors of the Company, certified by the Corporate Secretary of the Company. We further have examined such other documents and made such other investigations as we have deemed necessary to form a basis for the opinion hereinafter expressed.

                  In examining the foregoing documents, we have assumed the authenticity of documents submitted to us as originals, the genuineness of all signatures, the conformity to original documents of documents submitted to us as copies, and the accuracy of the representations and statements included therein.

                  Based on the foregoing, we are of the opinion that: (i) an aggregate of 2,869,565 shares of Common Stock have been reserved for issuance upon conversion of the Debentures and 454,000 shares of Common Stock have been reserved for issuance upon exercise of the Warrants, and (ii) such shares of Common Stock have been duly authorized for issuance, respectively, upon conversion of the Debentures and exercise of the Warrants, and, if and when issued and delivered by the Company in accordance with the terms of the Debentures or the Warrants, as applicable, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the heading "Legal Matters."


                                                               Very truly yours,


                                                             COVINGTON & BURLING


                                  Attachment A
                                to Opinion dated
                                   June 28, 1996


          Warrant Holders:                                      Shares
          ----------------                                      ------
        Michael C. Kendrick                                    184,750
        P. Bradford Hathorn                                     20,000
        Lance T. Bury                                           20,000
        Gerald D. Harris                                         5,000
        Enigma Investments Limited                              12,500
        Charles Krusen                                          17,000
        Eric S. Swartz                                         184,750
        David K. Peteler                                         5,000
        Dwight B. Bronnum                                        2,500
        Robert L. Hopkins                                        2,500
                                                              --------
                                                               454,000